UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2010
inVentiv Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318	52-2181734

(Commission File Number)	(I.R.S. Employer Identification No.)

500 ATRIUM DRIVE, SOMERSET, NEW JERSEY	08873

(Address of Principal Executive Offices)	(Zip Code)
(800) 416-0555
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-2.1

Item 1.01. Entry into a Material Definitive Agreement.
On May 6, 2010, inVentiv Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Papillon Holdings, Inc., a Delaware corporation (“Parent”), and Papillon Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Thomas H. Lee Partners, L.P. (“THL”).
At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive an amount in cash equal to $26.00 plus the product of $0.004274 and the number of days the closing date is extended due to the Marketing Period (as defined below) (the “Per Share Merger Consideration”). Options issued and outstanding immediately prior to the effective time will be automatically cancelled and converted into the right to receive cash (at the effective time or, if not vested, at the time they otherwise would vest) equal to the difference between the Per Share Merger Consideration and the exercise price, without interest.
The consummation of the Merger is subject to customary conditions, including, without limitation, (a) the approval of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (b) the receipt of any required approvals, or expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (c) the absence of any law, order or injunction prohibiting the Merger, and (d) the absence of any “Company Material Adverse Effect,” as such term is defined in the Merger Agreement. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to materiality standards specified in the Merger Agreement) and (ii) the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement. The obligations of the Company to consummate the Merger are further subject to its receipt of a solvency certificate similar in form and substance to the solvency certificate to be delivered by the chief financial officer of Parent to its lenders pursuant to the Debt Commitment Letter (as defined below). In addition, the Merger Agreement provides that if the Marketing Period (as defined below) has not ended at the time of satisfaction or waiver of the above conditions, then neither Parent nor Merger Sub shall be required to effect the closing of the Merger until the earlier of (a) a date during the Marketing Period specified by Parent on at least three business days’ written notice to the Company or (b) the final day of the Marketing Period. “Marketing Period” is defined in the Merger Agreement to be the first 21 consecutive business days throughout and on the last day of which (a) Parent shall have received information from the Company required for the preparation of offering documents to syndicate the Credit Facilities (as defined below), which information includes financial and other information that must be provided in compliance with, among other things, all requirements of Regulation S-K and Regulation S-X under the Securities Act of 1933, as amended (excluding information with respect to non-guarantor subsidiaries required by Regulation S-X Rule 3-10, but including customary qualitative and quantitative disclosure with respect to assets, liabilities, revenue, operating income and adjusted EBITDA of guarantor and non-guarantor subsidiaries) for offerings of debt securities that customarily would be included in offering documents used in private placements of debt securities under Rule 144A under the Securities Act of 1933, as amended, (b) all conditions to the obligations of Parent and Merger Sub to consummate the Merger (other than the receipt of an officer’s certificate of the Company) have been satisfied, and nothing has occurred and no condition exists that would cause the conditions that are obligations of the Company to fail to be satisfied, assuming the closing were to be scheduled for any time during such 21-consecutive-business day period, and (c) the Company has provided all cooperation with respect to the financing which it is obligated to provide pursuant to the terms of the Merger Agreement. If the Marketing Period has not ended on or prior to August 20, 2010, the Marketing Period will commence no earlier than September 7, 2010. Completion of the Merger is expected to occur in the third fiscal calendar quarter of 2010.
As of the effective date of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals. The “no-shop” provision is subject to a customary “fiduciary-out” provision which provides that, prior to the time stockholder approval is obtained, the Company’s board of directors may change its recommendation to the Company’s stockholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the Company’s board of directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (i) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) such proposal constitutes or is reasonably expected to lead to a transaction that, if consummated in accordance with its terms taking into account all legal, regulatory, and financial aspects of the proposal and the person making the proposal, would be more favorable to the Company’s stockholders from a financial point of view than the Merger (a “Superior Proposal”); provided, however, that (a) the Company has given Parent at least four full business days’ prior written notice of its intention to take such action specifying the material terms and conditions of the Superior Proposal, including the identity of the party making such Superior Proposal, and has provided Parent a copy of the proposed transaction agreements and all related debt and equity financing commitment letters, (b) the Company has negotiated in good faith with Parent during such notice period to enable Parent to propose changes to the terms of the Merger Agreement, the Financing Commitments (as defined below) and the Guaranty (as defined below) so that the proposal is no longer a Superior Proposal, (c) the Company Board has considered in good faith any revisions to the Merger Agreement, the Financing Commitments and the Guaranty proposed in writing by Parent, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect, and (d) in the event of any material change to the material terms of the Superior Proposal, the Company has delivered to Parent an additional notice and the notice period shall have recommenced, except that the notice period shall be at least three full business days unless the event requiring notice occurs less than three business days prior to the shareholder meeting called to approve the Merger Agreement, in which case the Company must give notice to Parent as promptly as practicable.
The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $27,500,000. The Company will be obligated to reimburse transaction expenses incurred by Parent and Merger Sub up to $7,500,000 upon termination of the Merger Agreement under specified circumstances. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee equal to $55,000,000 and reimburse transaction expenses incurred by the Company up to $7,500,000 if the Company terminates the Merger Agreement because (a) Parent or Merger Sub breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of the closing condition regarding the truth and correctness of Parent’s representations and warranties and either cannot be cured or if capable of being cured, is not cured within twenty days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company (or, if earlier, November 19, 2010) or (b) (i) the conditions to Parent’s obligation to consummate the Merger have been satisfied (other than those conditions which by their nature are to be satisfied by actions taken at the closing), (ii) the Company has irrevocably confirmed in writing that all conditions to the Company’s obligation to consummate the Merger required to be satisfied by Parent have been satisfied or that it is willing to waive all of those conditions provided that the closing occurs within two business days following the date of such notice, (iii) the Marketing Period has ended or will end on the date of such notice, and (iv) within two business days after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, and the Merger shall not have been consummated; provided that the conditions to Parent’s obligation to consummate the Merger remain satisfied.
The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures exchanged between the parties in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business, or Parent or Merger Sub or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission.
The Merger Agreement was approved by the Company’s board of directors.
Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will, together with cash on hand at the Company, be sufficient for Parent to pay the aggregate merger consideration, refinance indebtedness required to be repaid or refinanced at the closing of the Merger and pay all related fees and expenses. An investment fund affiliated with THL has committed to purchase equity interests in Parent in an amount up to $384,000,000 in the aggregate on the terms and subject to the conditions set forth in an equity commitment letter dated May 6, 2010 (the “Equity Commitment”) and has provided the Company with a limited guaranty in favor of the Company dated May 6, 2010 (the “Guaranty”), which guarantees the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.
Citigroup Global Markets, Inc. (together with, as appropriate, Citibank, N.A., Citicorp North America, Inc. and/or certain of their affiliates, collectively, the “Commitment Parties”) have delivered a commitment letter (the “Debt Commitment Letter”) pursuant to which they have committed (the “Debt Commitment” and, together with the Equity Commitment, the “Financing Commitments”) to provide up to $600,000,000 in debt financing to Merger Sub consisting of a senior secured credit facility made up of a $525 million term loan facility and a $75 million revolving credit facility (the “Senior Secured Facilities”). In addition, Merger Sub or the Company will either (i) issue and sell senior unsecured notes (the “Senior Notes”) in a Rule 144A or other private placement on the closing date under the Debt Commitment Letter (the “Closing Date”) yielding at least $275 million in gross cash proceeds on the Closing Date, or (ii) to the extent Merger Sub or the Company does not issue at least $275 million in Senior Notes, Merger Sub or the Company will obtain at least $275 million, less the amount of the Senior Notes, if any, issued on or prior to the Closing Date under a new senior unsecured bridge facility (the bridge facility, together with the Senior Credit Facilities, the “Credit Facilities”). The obligations of the Commitment Parties to provide financing under the Debt Commitment Letter are subject to a number of conditions, including without limitation (i) the Equity Commitment having been funded, (ii) a limitation on post-closing surviving indebtedness, (iii) since December 31, 2009, there having been no Company Material Adverse Effect, (iv) the closing of the Credit Facilities occurring on or prior to November 19, 2010, (v) (x) the Commitment Parties and the placement agent for the Senior Notes having received, not later than 20 business days prior to the Closing Date, a confidential information memorandum for use in the syndication of the Credit Facilities or the Senior Notes, respectively, and (y) the Commitment Parties and such placement agent shall have been afforded a period of at least 20 consecutive business days (ending on the Closing Date and either ending prior to August 23, 2010 or commencing after September 6, 2010) upon receipt of the confidential information memorandum to syndicate, respectively, the Senior Secured Facilities or the Senior Notes, (vi) each loan party having executed the documentation (the “Credit Facilities Documentation”) relating to the credit extensions and (vii) delivery of customary closing certificates and legal opinions and a solvency certificate. The Commitment Letter provides that notwithstanding anything in the Commitment Letter or the Credit Facilities Documentation to the contrary, (a) the only representations relating to the Company and its subsidiaries the making or accuracy of which shall be a condition to availability of the Credit Facilities on the Closing Date shall be (i) the representations made by the Company in the Merger Agreement that are material to the interests of the lenders, but only to the extent that Parent or Merger Sub has the right to terminate its obligations under the Merger Agreement as a result of a breach of those representations in the Merger Agreement and (ii) specified representations in the Credit Facilities Documentation concerning, among other things, legal status, due execution, delivery and enforceability of the Credit Facilities Documentation, no conflicts, compliance with certain statutes and rules, perfection and priority of security interests and solvency. Furthermore, the Credit Facilities Documentation shall be in a form such that it does not impair availability of the Credit Facilities on the Closing Date if the conditions set forth in the Debt Commitment Letter are satisfied, and collateral (other than collateral with respect to which a lien may be perfected upon closing solely by the filing of financing statements under the Uniform Commercial Code and capital stock of the borrower and its material domestic subsidiaries with respect to which a lien may be perfected upon closing by the delivery of a stock certificate) that cannot be perfected after the borrower’s use of commercially reasonable efforts to do so, may be provided within 90 days after the Closing Date, subject to extension under the circumstances specified in the Debt Commitment Letter.
The final termination date for the Debt Commitment Letter is November 19, 2010.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.
FORWARD-LOOKING STATEMENTS
This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this communication that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, failure to obtain, delays in obtaining or adverse conditions contained in any required regulatory or other approvals and the failure to obtain the necessary debt financing arrangements set forth in Debt Commitment Letter received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the Nasdaq Global Select Market. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in the Company’s filings with the SEC.
ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT
In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov.
The proxy statement and such other documents will also be available for free on the Company’s website at www.inventivhealth.com under Investor Relations or by directing such request to Investor Relations, inVentiv Health at 800-416-0555.
The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Agreement and Plan of Merger dated as of May 6, 2010 by and among Papillon Holdings, Inc., Papillon Acquisition, Inc. and the registrant. *
* *Schedules and exhibits to the Agreement and Plan of Merger dated as of May 6, 2010 by and among Papillon Holdings, Inc., Papillon Acquisition, Inc. and the registrant have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVENTIV HEALTH, INC.
by	/s/ David Bassin
	Name:	David Bassin
	Title:	Chief Financial Officer and Secretary